EXHIBIT 10.5

LETTER OF RESTRICTED STOCK GRANT
ORTHOLOGIC CORP.

March 3, 2005

Dr. James M. Pusey
OrthoLogic Corp.
1275 West Washington
Tempe, Arizona 85281

RE:	OrthoLogic Corp. Restricted Stock Grant (200,000 Shares)

Dear Dr. Pusey:

     In connection with your employment with OrthoLogic Corp. (the “Company”), the Company is offering you a restricted stock grant for shares of Company stock. The grant is subject to the following terms and conditions:

     1. Grant of Restricted Stock. The Company hereby grants to you an aggregate of 200,000 fully paid and nonassessable shares of the common stock, $.0005 par value, of the Company (the “Restricted Stock”) upon the terms and conditions hereinafter set forth. The date of grant is March 3, 2005 (hereinafter referred to as the “Grant Date”). On the Grant Date, you shall pay $100 to the Company as the full purchase price for the Restricted Stock.

     2. Restrictions. The Restricted Stock shall be forfeitable as described below until the shares become vested upon the following events:

(a)	50% of the Restricted Stock covered by this Letter of Grant (100,000 shares) shall become vested upon the acceptance by the FDA for filing of a New Drug Application for Chrysalin for fresh fracture indications.

(b)	50% of the Restricted Stock covered by this Letter of Grant (100,000 shares) shall become vested upon the attainment of separate milestones, each established within 90 days after the Grant Date in good faith consultation between you and the Compensation Committee of the Company’s Board of Directors. It is anticipated that these milestones will be expected to be achievable prior to the initial New Drug Application filing.

     The period of time during which the Restricted Stock is forfeitable is referred to as the “Restricted Period.” If your employment with the Company terminates during the Restricted Period for any reason, any Restricted Stock which has not yet become vested shall be forfeited to

Dr. James M. Pusey
March 3, 2005

the Company on the date of such termination, without any further obligations of the Company to you and all your rights with respect to such Restricted Stock shall terminate.

     Upon the occurrence of a Change of Control, all restrictions relating to the Restricted Stock shall lapse; provided, however, that if the Corporation shall, on or before the date of such Change of Control, request that Executive remain in the employ of the Corporation following the Change of Control, then: the restrictions on the Restricted Stock shall instead lapse as to all but 10% of the number of shares originally included in the Restricted Stock grant, and the restrictions on the remainder shall lapse upon the completion by Executive of six months service thereafter or, if earlier, the date on which the Corporation terminates Executive’s employment.

     For purposes of this Letter of Grant, the term “Change of Control” shall be defined as a change in ownership or control of the Company effected through any of the following transactions: (a) a statutory share exchange, merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (b) any stockholder approved transfer or other disposition of all or substantially all of the Company’s assets (whether held directly or indirectly through one or more controlled subsidiaries) except to or with a wholly-owned subsidiary of the Company); or (c) the acquisition, directly or indirectly by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to transactions with the Company’s stockholders.

     3. Rights During Restricted Period. During the Restricted Period, you shall have the right to vote the Restricted Stock and to receive cash dividends. If any stock dividend is declared upon the Restricted Stock, or there is any stock split, stock distribution, or other change in the corporate structure of the Company with respect to the Restricted Stock, the aggregate number and kind of shares covered by this grant shall be proportionately and appropriately adjusted (subject to the same restrictions applicable to the original Restricted Stock). The Restricted Stock may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by you prior to vesting.

     4. Registration. The Company shall use its reasonable best efforts to register with the United States Securities and Exchange Commission within 90 days of the date hereof and maintain in effect at all times thereafter a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in respect of the resale of all shares of Restricted Stock, until such time as Executive is entitled to sell such shares pursuant to Rule 144(k) under the Securities Act.

     5. Custody. The Restricted Stock shall be held in custody by the Company or an agent for the Company until the applicable restrictions have expired. If any certificates are issued for shares of Restricted Stock during the Restricted Period, such certificates shall bear an

Dr. James M. Pusey
March 3, 2005

appropriate legend as determined by the Company referring to the applicable terms, conditions and restrictions and you agree to deliver a signed, blank stock power to the Company relating thereto. On each date that the Restricted Stock vests, the Company shall, or shall cause its transfer agent to, deliver to you a stock certificate for those vested shares. Additionally, on the final vesting date, the Company shall deliver to you the blank stock power that you signed and delivered to the Company in connection with your Restricted Stock grant.

     6. Tax Withholding. If required by applicable regulations, the Company shall, at the time of vesting, provide you with a statement of valuation of the Restricted Stock. The Company may require, as a condition to the vesting of any shares of the Restricted Stock, that you concurrently pay to the Company any taxes which the Company is required to withhold by reason of such vesting. In lieu of part or all of such payment, you may request that the Company withhold a portion of the shares otherwise becoming vested to defray all or a portion of any applicable taxes, or request that the Company withhold the required amounts from other compensation payable to you.

     7. Other Conditions and Limitations. Unless the shares are subject to a then effective registration statement under the Securities Act of 1933, the Company shall instruct its transfer agent to enter stop transfer orders with respect to shares, and all certificates representing the shares shall bear on the face thereof substantially the following legend:

“The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration.”

     8. Miscellaneous. Nothing herein contained shall impose any obligation on the Company or any parent or subsidiary of the Company or on you with respect to your continued employment by the Company or any parent or subsidiary of the Company.

     9. Counterparts. This Letter of Restricted Stock Grant may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Letter of Restricted Stock Grant may be executed and delivered by facsimile.

     10. Governing Law. This Letter of Restricted Stock Grant shall be subject to and construed in accordance with the law of the State of Arizona, except as may be required by the Delaware General Corporation Law or the federal securities laws. Venue for any action arising from or relating to this Agreement shall lie exclusively in Superior Court, Maricopa County, Arizona or the United States District Court for the District of Arizona, Phoenix Division.

Dr. James M. Pusey
March 3, 2005

     You should execute the enclosed copy of this Letter of Restricted Stock Grant and return it to the Company as soon as possible. The additional copy is for your records.

Very truly yours, ORTHOLOGIC CORP.
By:	/s/ Jock M. Holliman, III
Jock M. Holliman, III
Chairman of the Board

ACCEPTED AND AGREED TO:

/s/ James M. Pusey

James M. Pusey

Date:	03/03/2005